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                                                                 EXHIBIT 4.2



                             CERTIFICATE OF TRUST
                                      OF
                       CENTRAL FIDELITY CAPITAL TRUST I


     This Certificate of Trust of Central Fidelity Capital Trust I (the "Trust"), dated April 2, 1997 is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, Charles W. Tysinger, an individual, as trustee, John T. Percy, Jr., an individual, as trustee, and William N. Stoyko, an individual, as trustee to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is Central Fidelity Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware, 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                    THE BANK OF NEW YORK
                                    (DELAWARE), as Trustee


                                    By: /s/ Frederick Clark
                                        -----------------------
                                        Name:  Frederick Clark
                                        Title:  Authorized
                                                Signatory



                                        /s/ Charles W. Tysinger
                                        -----------------------
                                        Charles W. Tysinger,
                                              as Trustee



                                        /s/ John T. Percy, Jr.
                                        -----------------------
                                        John T. Percy, Jr.,
                                              as Trustee



                                        /s/ William N. Stoyko
                                        ------------------------
                                        William N. Stoyko,
                                              as Trustee